PETROSEARCH ANNOUNCES BARNETT SHALE PROJECT


HOUSTON, TX. FEBRUARY 3, 2006. Petrosearch Energy Corporation (OTCBB:PTSG) announced today that it had entered a Program Agreement with Harding Company in a 1.6 million acre, five county area of mutual interest in the Barnett Shale. The working interest partners have committed nine drilling rigs over a staggered schedule commencing in mid-February 2006. In addition, a working interest owner in the project is also providing natural gas evacuation facilities. The project wells will be connected to this pipeline which will be dedicated exclusively to this project.

The company also announced that on February 3, 2006, it has funded its initial $2 million obligation under a total $20 million commitment for the first phase of the project. More information on the transaction is available in the Petrosearch Form 8-K filing.

Richard Dole, Chairman and CEO of Petrosearch commented," We are excited about the opportunity to enter the Barnett Shale and to be partnered with industry leaders." Added, Mr. Dole, "Their commitment of drilling rigs and dedicated evacuation facilities are major assets, which make this project unique to the Barnett Shale and will contribute to the success of this project."

The Company will participate with Harding Company, the operator, and other oil and gas companies, in development of this property. The total amount committed for the first phase of the project by all partners is $81 million. Approximately 3,000 acres have been acquired to date and offers are pending on another 25,000 acres. The estimated total acreage for the first phase of the project is expected to be in excess of 20,000, which would support 130 drilling sites.


ABOUT  PETROSEARCH
Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, was created by a team of seasoned and successful oil and gas professionals for the purpose of finding and developing oil and gas reserves across the United States. Petrosearch is currently active in Texas, Oklahoma, North Dakota, Louisiana, and Mississippi. For more information please visit www.petrosearch.com.
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FORWARD  LOOKING  STATEMENTS


Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking


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statements  to  be  covered  by  the  safe  harbor  provisions  applicable  to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Such risks and uncertainties are set forth herein.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.


Cautionary  Note  to  U.S.  Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms herein, such as "probable", "possible", "recoverable", "risked" among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Readers are urged to carefully review and consider the various disclosures made by use which attempt to advise interested parties of the additional factors which may affect our business.


CONTACT:
Greg  Noble
Investor  Relations
(713)  961-9337
Email:  greg.noble@petrosearch.com